PRESS RELEASE

Contact: Dalip Puri 203-573-2153

Chemtura Reports Fourth Quarter and Full Year 2013 Financial Results

Fourth Quarter 2013 Net Sales of $544 million, GAAP net earnings from continuing operations of $0.13 per diluted share and net earnings from continuing operations of $0.16 per diluted share on a managed basis

Completed Sale of Consumer Products

PHILADELPHIA, PA – February 24, 2014 – Chemtura Corporation, (NYSE / Euronext Paris: CHMT) (the “Company,” “Chemtura,” “We,” “Us” or “Our”) today announced financial results for the fourth quarter ended December 31, 2013. We also filed with the Securities and Exchange Commission our Annual Report on Form 10-K for the year ended December 31, 2013. For the fourth quarter of 2013, Chemtura reported net sales of $544 million and net earnings from continuing operations attributable to Chemtura on a GAAP basis of $13 million, or $0.13 per diluted share. Net earnings from continuing operations attributable to Chemtura on a managed basis were $16 million, or $0.16 per diluted share.

Fourth Quarter 2013 Financial Results

The discussion below includes financial information on both a GAAP and non-GAAP managed basis. We present managed basis financial information as management uses this information internally to evaluate and direct the performance of our operations and believes that managed basis financial information provides useful information to investors. A reconciliation of GAAP and managed basis financial information is provided in the supplemental schedules included in this release.

The following is a summary of fourth quarter and year ended December 31, 2013 financial results from continuing operations attributable to Chemtura on a GAAP basis:

(In millions, except per share data)	Fourth Quarters			Years ended December 31,
	2013	2012	% change	2013	2012	% change
Net sales	$544	$533	2%	$2,231	$2,196	2%
Operating income	$24	$25	(4%)	$98	$179	(45%)
Net earnings (loss)	$13	$19	(32%)	$(22)	$103	(121%)
Net earnings (loss) - per diluted share	$0.13	$0.19	(32%)	$(0.23)	$1.04	(122%)

The following is a summary of fourth quarter and year ended December 31, 2013 financial results from continuing operations attributable to Chemtura on a managed basis:

(In millions, except per share data)	Fourth Quarters			Years ended December 31,
	2013	2012	% change	2013	2012	% change
Net sales	$544	$533	2%	$2,231	$2,196	2%
Operating income	$38	$28	36%	$162	$191	(15%)
Net earnings	$16	$10	60%	$68	$91	(25%)
Net earnings - per diluted share	$0.16	$0.10	60%	$0.69	$0.92	(25%)
Adjusted EBITDA	$65	$63	3%	$275	$313	(12%)

CEO Remarks

"We were encouraged to complete what has been a challenging year with a fourth quarter performance that exceeded our performance in the fourth quarter of 2012," commented Craig A. Rogerson, Chairman, President and CEO of Chemtura. “Were it not for the $5 million of expenses incurred in the quarter related to our exploration of a sale of Chemtura AgroSolutions, we would have delivered $70 million of Adjusted EBITDA, 11% higher than the $63 million we delivered in the fourth quarter of 2012. Further, we completed the second major divestiture of the year, closing the sale of our Consumer Products business on December 31, 2013.”

“The year-on-year improvement was again led by Chemtura AgroSolutions, delivering an $8 million or 57% increase in Adjusted EBITDA - even better than I had anticipated.” continued Mr. Rogerson. “Industrial Performance Products delivered $5 million or 18% year-over-year improvement in Adjusted EBITDA. After the changes in demand and price mainly around insulation foam applications during 2013, the fourth quarter challenge for Industrial Engineered Products was to show sequential improvement over the third quarter of 2013. The segment delivered $31 million of Adjusted EBITDA in the fourth quarter of 2013 compared to $11 million in the third quarter of 2013, but still short of the $40 million in the fourth quarter of 2012. As anticipated, the biggest component of the improvement was the actions taken in the third quarter to reduce manufacturing costs. We have actions in place to drive revenue, price and cost improvements in 2014 but the segment still is exposed to several challenging application markets. Excluding the Chemtura AgroSolutions transaction expenses in the fourth quarter of 2013, Corporate on an EBITDA basis was $3 million lower than last year, reflecting the benefit of our stranded cost eliminations."

“In 2013, we made significant progress in shaping our portfolio and giving visibility to the strategic direction of our remaining businesses,” commented Mr. Rogerson. “We successfully completed the divestitures of our Antioxidant and Consumer Products businesses. We have repaid debt to maintain our stated leverage goals and started the process of returning a significant portion of proceeds from our divestitures to our shareholders through stock repurchases. Our Chemtura AgroSolutions segment built on the improvements made in 2012, launching 110 new products and registrations in 2013, increasing revenues by 10% and Adjusted EBITDA by 28%. In 2013, Industrial Performance Products increased revenues by 10% and Adjusted EBITDA by 9%, having absorbed the impact of the start-up of its new plants in The Netherlands and China. Industrial Engineered Products took a step back due to difficult market conditions, but have actions in place to recover and grow.”

Outlook

“As described at our Investor Day in December, for 2014 we target revenue growth in the order of 8-10% and growth in consolidated Adjusted EBITDA in the range of 20-30% as compared to 2013,” continued Mr. Rogerson. “This requires that we deliver year-over-year improvement in most quarters in 2014 (excluding project expenses incurred in the process to explore the sale of Chemtura AgroSolutions), but the first quarter will be our greatest challenge. Our Industrial Engineered Products segment delivered $31 million of Adjusted EBITDA in the first quarter of 2013 which is the same as they earned in the fourth quarter of 2013. However, they have headwinds from the timing of production and related manufacturing variances. Our other segments should deliver improvement to offset some but not all of this impact, so it looks like the first quarter will be our weakest quarter of the year."

"We anticipate being able to report to you on the outcome of our exploration of the sale of Chemtura AgroSolutions at some point in the first half of 2014,” concluded Mr. Rogerson. “Our process is proceeding as planned. We will report to investors as soon as it reaches a conclusion.”

Non-Operating Activities Reflected in Our Fourth Quarter Financial Results

•	In October 2013, we entered into a stock purchase agreement to sell our Consumer Products business, including dedicated manufacturing plants in the U.S. and South Africa, to KIK Custom Products Inc. ("KIK") for $315 million in cash at closing. On December 31, 2013, we entered into an amendment to the stock purchase agreement which, among other matters, reduced the purchase price by $15 million to reflect the resolution of certain pre-closing matters, and completed the sale of the Consumer Products business for an adjusted purchase price of $300 million. The purchase price was also subject to customary post-closing adjustments, primarily for working capital and assumed pension liabilities. The impact of several of these adjustments was estimated in the cash paid at closing and a final reconciliation will occur in the first half of 2014. The assets and liabilities of the Consumer Products business have been presented as assets and liabilities of discontinued operations for the comparative periods and earnings and direct costs associated with the Consumer Products business have been presented as earnings (loss) from discontinued operations, net of tax in the tables attached to this release for the current and comparative periods.

•	On November 12, 2013, our Board of Directors (the "Board") authorized a further increase in our share repurchase program by $50 million (up to $191 million in the aggregate when combined with the May 9, 2013 authorization). The Board also authorized an additional $100 million under the share repurchase program upon the closing of the sale of the Consumer Products business (up to $291 million in the aggregate when combined with the May 9, 2013 and November 12, 2013 authorizations). The Board also extended the authorizations under the share repurchase program to November 9, 2014.

•	In December 2013, we amended and restated our existing senior secured revolving credit facility, which was available through 2015 (the "ABL Facility"). The new senior secured revolving credit facility available through 2018 (the "2018 ABL Facility") provides for $175 million available to our domestic subsidiaries and €60 million available to Chemtura Sales Europe B.V., a Netherlands subsidiary, subject in each case to availability under the borrowing base, as well as providing a $125 million letter of credit sub-facility.

•	We incurred $5 million of expenses in the fourth quarter of 2013 ($6 million process-to-date) related to our exploration of a sale of our Chemtura AgroSolutions business. We are incurring additional project expenses in the first quarter of 2014.

Fourth Quarter 2013 Business Segment Highlights

•	Industrial Performance Products’ net sales increased $28 million or 13% as a result of a $26 million increase in sales volume, a $1 million year-over-year increase in selling prices and $1 million from favorable foreign currency translation. Operating income increased $5 million or 25% in the fourth quarter of 2013 to $25 million. Sales volume improvements were primarily in our petroleum additives and certain synthetic lubricant products in all regions except Europe. We recorded $3 million of unabsorbed costs related to our new Nantong, China and Ankerweg, The Netherlands facilities. Operating income also reflected increases in our selling, general and administrative costs ("SG&A") and research and development costs ("R&D") (collectively, "SGA&R") offset by lower raw material costs and the volume improvement impacted negatively by unfavorable product mix.

•	Industrial Engineered Products’ net sales decreased $26 million or 12% reflecting a $14 million decrease in sales volume and $13 million in lower selling prices, partly offset by $1 million from favorable foreign currency translation. Operating income decreased $7 million or 25% in the fourth quarter of 2013 to $21 million. Operating income decreased by the lower selling prices and lower volume and unfavorable product mix of $13 million offset by favorable manufacturing costs and variances of $15 million and a net decrease in other costs of $4 million. Lower net sales and operating income reflected lower selling prices and weaker sales volumes year-over-year for our flame retardant products used in the insulation foam applications due to the reduction in demand in the first half of 2013. Some of this weakness was offset by an improvement in flame retardants sold into electronics applications and products utilized in energy related applications coupled with favorable selling prices for our tin-based organometallic products. Manufacturing costs and variances were favorable compared with prior year due to restructuring initiatives that were implemented in the third quarter of 2013.

•	Chemtura AgroSolutions’ net sales increased $9 million or 9% resulting from $9 million in higher sales volume and $5 million in higher selling prices partly offset by $5 million of unfavorable foreign currency translation. Operating income increased $8 million in the fourth quarter of 2013 to $19 million. Operating income was favorably impacted by the higher selling prices, a $3 million increase in equity income which resulted from the sale of a product line by our ISEM S.r.l. ("ISEM") joint venture, lower raw material costs of $2 million and a decrease in other costs of $1 million partly offset by unfavorable foreign currency translation of $3 million. We continued to experience strong market demand for insecticides products in Latin America, particularly in Brazil. Operating income also benefited from favorable manufacturing variances due to the higher sales volumes.

•	Corporate expenses for the fourth quarter of 2013 on a GAAP basis decreased by $4 million to $27 million compared with $31 million in 2012. Corporate expenses included amortization expense related to intangible assets and depreciation expense of $4 million for the fourth quarters of 2013 and 2012 and non-cash stock compensation expense of $2 million and $8 million for the fourth quarters of 2013 and 2012, respectively. The decrease in non-cash stock compensation expense was primarily due to a one-time correction recorded in the fourth quarter of 2012. This was offset by $5 million of project expenses incurred in our exploration of a sale of Chemtura AgroSolutions. Stranded costs related to the Antioxidant business were eliminated during the first half of 2013 such that there was no expense in the fourth quarter of 2013 but were $2 million for the fourth quarter of 2012. Stranded costs related to the Consumer Products business were $4 million for the fourth quarters of 2013 and 2012. In the fourth quarter of 2012, our Corporate segment included $3 million of amortization expense related directly to our Antioxidant and Consumer Products businesses. This amount has now been included in earnings (loss) on discontinued operations, net of tax.

Fourth Quarter 2013 Results – GAAP

•	Consolidated net sales of $544 million for the fourth quarter of 2013 were $11 million or 2% higher than 2012 driven by higher sales volume of $21 million, offset by lower selling prices of $7 million and unfavorable foreign currency translation of $3 million.

•	Gross profit for the fourth quarter of 2013 was $133 million, an increase of $6 million compared with the fourth quarter of 2012. Gross profit as a percentage of net sales of 24% remained constant as compared with the same quarter of 2012. Gross profit benefited from favorable manufacturing costs and variances of $19 million, lower raw material costs of $3 million and a decrease in net other costs of $7 million, partly offset by unfavorable product mix of $8 million, the lower selling prices of $7 million, unfavorable foreign currency translation of $3 million, a charge of $2 million related to an increase in our excess inventory reserves and $3 million of costs related to our new Nantong, China and Ankerweg, The Netherlands facilities.

•	Operating income for the fourth quarter of 2013 decreased $1 million to $24 million compared with $25 million for the fourth quarter of 2012. The decrease was primarily due to an $11 million increase in facility closures, severance and related costs, partly offset by a $6 million increase in gross profit, a $4 million increase in equity income primarily resulting from the sale of a product line by our ISEM joint venture in Italy.

•	Included in the computation of operating income for the fourth quarters of 2013 and 2012 was $2 million and $10 million, respectively, of stock-based compensation expense. The decrease was primarily due to a one-time correction recorded in the fourth quarter of 2012 coupled with a reduction in staff count resulting from our restructuring plans.

•	Interest expense was $15 million during the fourth quarter of 2013 which was $2 million lower than 2012, primarily due to lower interest expense as a result of our debt refinancing activities during the second half of 2013.

•	Other expense, net was $2 million in the fourth quarter of 2013 compared with other income of $23 million in the fourth quarter of 2012. The decrease was primarily due to a $21 million gain in the fourth quarter of 2012, which related to the release of the cumulative translation adjustments associated with the rationalization of certain European subsidiaries no longer required.

•	Reorganization items, net were $1 million in the fourth quarter of 2012 which is comprised primarily of professional fees directly associated with our Chapter 11 reorganization.

•	The income tax benefit in the fourth quarter of 2013 was $6 million compared with income tax expense of $10 million in the fourth quarter of 2012.

•	Net earnings from continuing operations attributable to Chemtura for the fourth quarter of 2013 was $13 million, or $0.13 per diluted share, compared with $19 million, or $0.19 per diluted share, for the fourth quarter of 2012.

•	Loss from discontinued operations, net of tax attributable to Chemtura for the fourth quarter of 2013 was $3 million, or $0.03 per diluted share compared with earnings from discontinued operations, net of tax attributable to Chemtura of $1 million, or $0.01 per diluted share for the fourth quarter of 2012. Discontinued operations included the Antioxidant and Consumer Products businesses.

•	Loss on sale of discontinued operations, net of tax attributable to Chemtura for the fourth quarter of 2013, was $31 million, or $0.32 per diluted share, which primarily represented the sale of the Consumer Products business.

Fourth Quarter 2013 Results - Managed Basis

•	On a managed basis, fourth quarter 2013 gross profit was $133 million, as compared with $127 million in the same period last year. Gross profit as a percentage of net sales remained constant at 24%. The increase in gross profit was primarily due to favorable manufacturing costs and variances and lower raw material costs, partly offset by unfavorable product mix and lower selling prices.

•	On a managed basis, fourth quarter 2013 operating income was $38 million as compared with $28 million in the same period last year. The increase in operating income primarily reflected the increases in gross profit and equity income.

•	Adjusted EBITDA in the fourth quarter of 2013 was $65 million as compared with $63 million in the fourth quarter of 2012 (see the tables attached to this earnings release for a reconciliation of the computation of Adjusted EBITDA). Excluding the $5 million of expenses related to the exploration of the sale of Chemtura AgroSolutions, Adjusted EBITDA in the fourth quarter of 2013 would have been $70 million. The increase in Adjusted EBITDA was principally driven by higher gross profit and equity income. Adjusted EBITDA for the last twelve months decreased from $313 million at December 31, 2012 to $275 million at December 31, 2013. Excluding the $6 million of expenses related to the exploration of the sale of Chemtura AgroSolutions, Adjusted EBITDA for the twelve months ended December 31, 2013 would have been $281 million. Adjusted EBITDA excludes the Antioxidant and Consumer Products businesses which are classified as discontinued operations.

•	Net earnings from continuing operations before income taxes on a managed basis in the fourth quarters of 2013 and 2012 were $23 million and $13 million, respectively, and exclude pre-tax GAAP adjustments of $16 million and $16 million, respectively. These adjustments are primarily related to facility closures, severance and related costs, accelerated depreciation of property, plant and equipment and a gain or loss related to the liquidation of entities.

•	Chemtura has chosen to apply an estimated tax rate to our managed basis pre-tax income to simplify for investors the comparison of underlying operating performance. In 2012, we applied an estimated managed basis tax rate of 28% reflecting the expected performance of our core operations in 2012. With a projected shift in relative profitability to the U.S. from international operations, in 2013, we are applying an estimated managed basis tax rate of 31%. The estimated managed basis tax rate reflects (i) the impact of the adjustments made in the preparation of pre-tax managed basis income; (ii) the exclusion of the benefit or charge arising from the creation or release of valuation allowances on U.S. income; (iii) the utilization of foreign tax credits generated in the current year; and (iv) the conclusion that we will indefinitely re-invest the majority of the earnings of our foreign subsidiaries in our international operations. We will continue to monitor our estimated managed basis tax rate and may modify it based on changes in the composition of our taxable income and in tax rates around the world.

Cash Flows Details - GAAP

•	Net cash provided by operating activities for the fourth quarter of 2013 was $20 million as compared with $107 million for the fourth quarter of 2012. The reduction was primarily due to a smaller net working capital inflow in the fourth quarter of 2013 than in the fourth quarter of 2012 and the timing within the year of cash contributions to pension plans.

•	Capital expenditures for the fourth quarter of 2013 were $46 million compared with $55 million in the fourth quarter of 2012.

•	Cash income taxes paid (net of refunds) in the fourth quarters of 2013 and 2012 were $5 million and $16 million, respectively.

•	During the fourth quarter of 2013, we repurchased 0.2 million shares at a cost of $4 million. As of December 31, 2013, the remaining authorization under our share repurchase program was approximately $196 million.

•	Our total debt was $898 million as of December 31, 2013 compared with $894 million as of September 30, 2013. In January 2014, we repaid $110 million of our senior secured term loan facility due 2016 (the “Term Loan") with proceeds from the sale of our Consumer Products business. In light of this transaction, we classified the $110 million as short-term borrowings in our Consolidated Balance Sheet as of December 31, 2013. Cash and cash equivalents increased to $549 million as of December 31, 2013 compared with $311 million as of September 30, 2013. The increase was primarily the result of cash proceeds from the sale of the Consumer Products business.

•	Total debt less cash and cash equivalents of $349 million as of December 31, 2013 decreased $234 million compared with total debt less cash and cash equivalents of $583 million as of September 30, 2013. The decrease was primarily due to cash proceeds from the sale of the Consumer Products business.

Fourth Quarter Earnings Q&A Teleconference

Copies of this release, as well as informational slides, will be available on the Investor Relations section of our Web site at www.chemtura.com. We will host a teleconference to review these results at 9:00 a.m. (EST) on Tuesday, February 25, 2014. Interested parties are asked to dial in approximately 10 minutes prior to the start time. The call-in number for U.S. based participants is (877) 494-3128 and for all other participants is (404) 665-9523. The conference ID code is 31090330.

Replay of the call will be available for thirty days, starting at 12 p.m. (EST) on Tuesday, February 25, 2014. To access the replay, call toll-free (855) 859-2056, (800) 585-8367, or (404) 537-3406, and enter access code 31090330. An audio webcast of the call can be accessed via the link below during the time of the call:

https://event.webcasts.com/starthere.jsp?ei=1027972

Chemtura Corporation, with 2013 net sales of $2.2 billion 1, is a global manufacturer and marketer of specialty chemicals, and agrochemicals. Additional information concerning us is available at www.chemtura.com.

1 2013 net sales of $2.2 billion reflects discontinued operations treatment for the sale of Chemtura’s Antioxidants and Consumer Products businesses.

Managed Basis Financial Measures

The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Our managed basis financial measures consist of adjusted results of operations that exclude certain expenses, gains and losses that may not be indicative of our core operations. Excluded items include costs associated with the bankruptcy reorganization; facility closures, severance and related costs; gains and losses on sale of businesses and assets; increased depreciation due to the change in useful life of assets; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations: impairment charges; changes in our pension plans as a result of dispositions, merger or significant plan amendments, and the release of cumulative translation adjustments upon the complete or substantial liquidation of any majority-owned entity. They also include the computation of Adjusted EBITDA. In addition to the managed basis financial measures discussed above, we have applied a managed basis effective income tax rate to our managed basis income before taxes. Our managed basis tax rate of 31% in 2013 and 28% in 2012 represents refined estimated tax rates for our core operations to simplify comparison of underlying operating performance. Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables. We believe that such managed basis financial measures provide useful information to investors and may assist them in evaluating our underlying performance and identifying operating trends. In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of our operations. While we believe that such measures are useful in evaluating our performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and do not provide a comparable view of our performance relative to other companies in similar industries.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The cyclical nature of the global chemicals industry;
•	Increases in the price of raw materials or energy and our ability to recover cost increases through increased selling prices for our products;
•	Disruptions in the availability of raw materials or energy;
•	Our ability to implement our growth strategies in rapidly growing markets and faster growing regions;
•	Our ability to execute timely upon our portfolio management strategies and mid and long range business plans;
•	Our ability to identify one or more potential purchasers of the Chemtura AgroSolutions business who are willing to pay a price for the business that we are willing to accept, and to reach a definitive agreement on a mutually acceptable transaction with such purchaser;
•	Declines in general economic conditions;
•	The ability to comply with product registration requirements of regulatory authorities, including the U.S. Food and Drug Administration (the “FDA”) and European Union REACh legislation;
•	The effect of adverse weather conditions;
•	Demand for Chemtura AgroSolutions segment products being affected by governmental policies;
•	Current and future litigation, governmental investigations, prosecutions and administrative claims;
•	Environmental, health and safety regulation matters;
•	Federal regulations aimed at increasing security at certain chemical production plants;
•	Significant international operations and interests;

•	Our ability to maintain adequate internal controls over financial reporting;
•	Exchange rate and other currency risks;
•	Our dependence upon a trained, dedicated sales force;
•	Operating risks at our production facilities;
•	Our ability to protect our patents or other intellectual property rights;
•	Whether our patents may provide full protection against competing manufacturers;
•	Our ability to remain technologically innovative and to offer improved products and services in a cost-effective manner;
•	The risks to our joint venture investments resulting from lack of sole decision making authority;
•	Our unfunded and underfunded defined benefit pension plans and post-retirement welfare benefit plans;
•	Risks associated with strategic acquisitions and divestitures;
•	Risks associated with possible climate change legislation, regulation and international accords;
•	The ability to support the carrying value of the goodwill and long-lived assets related to our businesses;
•	Whether we repurchase any additional shares of our common stock that our Board of Directors has authorized us to purchase and the terms on which any such repurchases are made; and
•	Other risks and uncertainties described in our filings with the Securities and Exchange Commission, including Item 1A, Risk Factors, in our Annual Report on Form 10-K.

These statements are based on our estimates and assumptions and on currently available information. Our forward-looking statements include information concerning possible or assumed future results of operations, and our actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this press release was issued. We undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in our operations.

CHEMTURA CORPORATION

Index of Financial Statements and Schedules

Page

Financial Statements

Consolidated Statements of Operations (Unaudited) -
Quarters and years ended December 31, 2013 and 2012	9

Consolidated Statements of Comprehensive Income (Loss) (Unaudited) -
Quarters and years ended December 31, 2013 and 2012	10

Consolidated Balance Sheets - December 31, 2013 and December 31, 2012	11

Condensed Consolidated Statements of Cash Flows (Unaudited) -
Year ended December 31, 2013 and 2012	12

Segment Net Sales and Operating Income (Unaudited) -
Quarters and years ended December 31, 2013 and 2012	13

Supplemental Schedules

Major Factors Affecting Net Sales and Operating Results (Unaudited) -
Quarter and year ended December 31, 2013 versus 2012	14

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited) -
Quarters ended December 31, 2013 and 2012	15

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited) -
Years ended December 31, 2013 and 2012	16

GAAP and Managed Basis Segment Net Sales and Operating Income (Unaudited) -
Quarters ended December 31, 2013 and 2012	17

GAAP and Managed Basis Segment Net Sales and Operating Income (Unaudited) -
Years ended December 31, 2013 and 2012	18

CHEMTURA CORPORATION

Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Quarters ended December 31,		Years ended December 31,
	2013	2012	2013	2012
Net sales	$544	$533	$2,231	$2,196
Cost of goods sold	411	406	1,721	1,615
Gross profit	133	127	510	581
Gross profit %	24%	24%	23%	26%
Selling, general and administrative	60	63	229	245
Depreciation and amortization	25	25	101	100
Research and development	13	10	40	41
Facility closures, severance and related costs	14	3	42	11
Changes in estimates related to expected allowable claims	—	—	—	1
Equity (income) loss	(3)	1	—	4
Operating income	24	25	98	179
Interest expense	(15)	(17)	(60)	(64)
Loss on early extinguishment of debt	—	(1)	(50)	(1)
Other (expense) income, net	(2)	23	9	20
Reorganization items, net	—	(1)	(1)	(5)
Earnings (loss) from continuing operations before income taxes	7	29	(4)	129
Income tax benefit (expense)	6	(10)	(18)	(26)
Earnings (loss) from continuing operations	13	19	(22)	103
(Loss) earnings from discontinued operations, net of tax	(3)	1	25	(3)
Loss on sale of discontinued operations, net of tax	(31)	—	(180)	—
Net (loss) earnings	(21)	20	(177)	100
Less: Net loss attributable to non-controlling interests	—	—	—	1
Net (loss) earnings attributable to Chemtura	$(21)	$20	$(177)	$101
Basic per share information - attributable to Chemtura:
Earnings (loss) from continuing operations, net of tax	$0.13	$0.19	$(0.23)	$1.04
(Loss) earnings from discontinued operations, net of tax	(0.03)	0.01	0.26	(0.02)
Loss on sale of discontinued operations, net of tax	(0.32)	—	(1.84)	—
Net (loss) earnings attributable to Chemtura	$(0.22)	$0.20	$(1.81)	$1.02
Diluted per share information - attributable to Chemtura:
Earnings (loss) from continuing operations, net of tax	$0.13	$0.19	$(0.23)	$1.04
(Loss) earnings from discontinued operations, net of tax	(0.03)	0.01	0.26	(0.02)
Loss on sale of discontinued operations, net of tax	(0.32)	—	(1.84)	—
Net (loss) earnings attributable to Chemtura	$(0.22)	$0.20	$(1.81)	$1.02
Weighted average shares outstanding - Basic	96.6	97.9	97.7	98.2
Weighted average shares outstanding - Diluted	98.1	99.0	97.7	98.8
Amounts attributable to Chemtura Stockholders:
Earnings (loss) from continuing operations, net of tax	$13	$19	$(22)	$103
(Loss) earnings from discontinued operations, net of tax	(3)	1	25	(2)
Loss on sale of discontinued operations, net of tax	(31)	—	(180)	—
Net (loss) earnings attributable to Chemtura	$(21)	$20	$(177)	$101

CHEMTURA CORPORATION

Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(In millions)

	Quarters ended December 31,		Years ended December 31,
	2013	2012	2013	2012
Net (loss) earnings	$(21)	$20	$(177)	$100
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(44)	(21)	(60)	(6)
Unrecognized pension and other post-retirement benefit costs	66	(82)	208	(76)
Comprehensive income (loss)	1	(83)	(29)	18
Comprehensive loss attributable to the non-controlling interest	—	—	—	1
Comprehensive income (loss) attributable to Chemtura	$1	$(83)	$(29)	$19

CHEMTURA CORPORATION

Consolidated Balance Sheets

(In millions)

	December 31, 2013	December 31, 2012

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$549	$363
Accounts receivable, net	361	345
Inventories, net	415	398
Other current assets	158	123
Assets held for sale	4	—
Current assets of discontinued operations	—	383
Total current assets	1,487	1,612
NON-CURRENT ASSETS
Property, plant and equipment, net	724	655
Goodwill	179	177
Intangible assets, net	142	146
Other assets	172	169
Non-current assets of discontinued operations	—	271
Total Assets	$2,704	$3,030

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term borrowings	$117	$5
Accounts payable	172	152
Accrued expenses	189	178
Income taxes payable	6	8
Liabilities held for sale	2	—
Current liabilities of discontinued operations	—	168
Total current liabilities	486	511
NON-CURRENT LIABILITIES
Long-term debt	781	871
Pension and post-retirement health care liabilities	246	386
Other liabilities	192	109
Non-current liabilities of discontinued operations	—	85
Total liabilities	1,705	1,962
STOCKHOLDERS' EQUITY
Common stock	1	1
Additional paid-in capital	4,375	4,366
Accumulated deficit	(3,025)	(2,848)
Accumulated other comprehensive loss	(280)	(428)
Treasury stock	(73)	(30)
Total Chemtura stockholders' equity	998	1,061
Non-controlling interest - Continuing operations	1	—
Non-controlling interest - Discontinued operations	—	7
Total Non-controlling interest	1	7
Total stockholders' equity	999	1,068
Total Liabilities and Stockholders' Equity	$2,704	$3,030

CHEMTURA CORPORATION

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Years ended December 31,
Increase (decrease) to cash	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) earnings	(177)	100
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Loss on sale of discontinued operations	180	—
Impairment charges	7	47
Release of translation adjustment from liquidation of entities	(13)	(21)
Loss on early extinguishment of debt	50	1
Depreciation and amortization	123	139
Stock-based compensation expense	14	24
Reorganization items, net	—	1
Changes in estimates related to expected allowable claims	—	1
Equity income	(2)	(3)
Changes in assets and liabilities, net	(103)	(71)
Net cash provided by operating activities	79	218
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from divestments, net	357	9
Payments for acquisitions	(3)	—
Capital expenditures	(170)	(149)
Net cash provided by (used in) investing activities	184	(140)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from 2021 Senior Notes	450	—
Payments on 2018 Senior Notes, includes premium on tendering of notes	(396)	—
(Payments on) proceeds from Term Loan	(102)	125
Proceeds from other long-term borrowings	31	—
Payments on other long-term borrowings	(4)	—
Payments on other short-term borrowings, net	(1)	(3)
Common shares acquired	(54)	(20)
Payment for debt issuance costs	(12)	(2)
Proceeds from exercise of stock options	8	5
Net cash (used in) provided by financing activities	(80)	105
CASH
Effect of exchange rates on cash and cash equivalents	1	2
Change in cash and cash equivalents	184	185
Cash and cash equivalents at beginning of period	365	180
Cash and cash equivalents at end of period	$549	$365

Cash and cash equivalents at end of period - Continuing operations	$549	$363
Cash and cash equivalents at end of period - Discontinued operations	$—	$2

CHEMTURA CORPORATION

Segment Net Sales and Operating Income (Unaudited)

(In millions)

	Quarters ended December 31,		Years ended December 31,
	2013	2012	2013	2012
NET SALES
Petroleum additives	$170	$146	$689	$600
Urethanes	72	68	290	291
Industrial Performance Products	242	214	979	891
Bromine based & related products	154	181	639	730
Organometallics	41	40	164	166
Industrial Engineered Products	195	221	803	896
Chemtura AgroSolutions	107	98	449	409
Total net sales	$544	$533	$2,231	$2,196
OPERATING INCOME
Industrial Performance Products	$25	$20	$109	$102
Industrial Engineered Products	21	28	55	140
Chemtura AgroSolutions	19	11	88	65
Segment operating income	65	59	252	307
General corporate expense, including amortization	(27)	(31)	(112)	(116)
Facility closures, severance and related costs	(14)	(3)	(42)	(11)
Changes in estimates related to expected allowable claims	—	—	—	(1)
Total operating income	$24	$25	$98	$179

CHEMTURA CORPORATION

Major Factors Affecting Net Sales and Operating Results (Unaudited)

Quarter and Year ended December 31, 2013 versus 2012

(In millions)

The following table summarizes the major factors contributing to the changes in operating results versus the prior year:

	Quarter ended December 31,		Years ended December 31,

	Net Sales	Earnings from continuing operations before income taxes	Net Sales	Earnings (loss) from continuing operations before income taxes
2012	$533	$29	$2,196	$129
2012 Facility closures, severance and related costs	—	3	—	11
2012 Changes in estimates related to expected allowable claims	—	—	—	1
2012 Loss on early extinguishment of debt	—	1	—	1
2012 Reclass of translation adjustments from liquidation of entities	—	(21)	—	(21)
2012 Reorganization items, net	—	1	—	5
	533	13	2,196	126
Changes in selling prices	(7)	(7)	(16)	(16)
Unit volume and mix	21	(8)	61	(12)
Foreign currency impact - operating income	(3)	(3)	(10)	(7)
Lower raw materials and energy costs	—	3	—	—
Manufacturing cost impacts	—	16	—	(13)
Distribution cost impact	—	—		(4)
Changes in SGA&R, excluding foreign exchange impact	—	(1)	—	14
Changes in equity income	—	4	—	4
Lower interest expense	—	2	—	4
Foreign currency impact - other expense, net	—	(4)	—	(1)
Other	—	8	—	3
	544	23	2,231	98
2013 Environmental reserves	—	—	—	(21)
2013 UK pension benefit matter	—	—	—	2
2013 Accelerated recognition of asset retirement obligations	—	—	—	(2)
2013 Accelerated depreciation of property, plant and equipment	—	—	—	(1)
2013 Facility closures, severance and related costs	—	(14)	—	(42)
2013 Loss on early extinguishment of debt	—	—	—	(50)
2013 Reclass of translation adjustments from liquidation of entities	—	(2)	—	13
2013 Reorganization items, net	—	—	—	(1)
2013	$544	$7	$2,231	$(4)

CHEMTURA CORPORATION

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Quarter ended December 31, 2013			Quarter ended December 31, 2012
	GAAP	Managed Basis Adjustments	Managed Basis	GAAP	Managed Basis Adjustments	Managed Basis
Net sales	$544	$—	$544	$533	$—	$533
Cost of goods sold	411	—	411	406	—	406
Gross profit	133	—	133	127	—	127
Gross profit %	24%		24%	24%		24%
Selling, general and administrative	60	—	60	63	—	63
Depreciation and amortization	25	—	25	25	—	25
Research and development	13	—	13	10	—	10
Facility closures, severance and related costs	14	(14)	—	3	(3)	—
Changes in estimates related to expected allowable claims	—	—	—	—	—	—
Equity (income) loss	(3)	—	(3)	1	—	1
Operating income	24	14	38	25	3	28
Interest expense	(15)	—	(15)	(17)	—	(17)
Loss on early extinguishment of debt	—	—	—	(1)	1	—
Other (expense) income, net	(2)	2	—	23	(21)	2
Reorganization items, net	—	—	—	(1)	1	—
Earnings from continuing operations before income taxes	7	16	23	29	(16)	13
Income tax benefit (expense)	6	(13)	(7)	(10)	7	(3)
Earnings from continuing operations	13	3	16	19	(9)	10
(Loss) earnings from discontinued operations, net of tax	(3)	3	—	1	(1)	—
Loss on sale of discontinued operations, net of tax	(31)	31	—	—	—	—
Net (loss) earnings attributable to Chemtura	$(21)	$37	$16	$20	$(10)	$10
Basic per share information - attributable to Chemtura:
Earnings from continuing operations, net of tax	$0.13		$0.17	$0.19		$0.10
(Loss) earnings from discontinued operations, net of tax	(0.03)		—	0.01		—
Loss on sale of discontinued operations, net of tax	(0.32)		—	—		—
Net (loss) earnings	$(0.22)		$0.17	$0.20		$0.10
Diluted per share information - attributable to Chemtura:
Earnings from continuing operations, net of tax	$0.13		$0.16	$0.19		$0.10
(Loss) earnings from discontinued operations, net of tax	(0.03)		—	0.01		—
Loss on sale of discontinued operations, net of tax	(0.32)		—	—		—
Net (loss) earnings	$(0.22)		$0.16	$0.20		$0.10
Weighted average shares outstanding - Basic	96.6		96.6	97.9		97.9
Weighted average shares outstanding - Diluted	98.1		98.1	99.0		99.0
Managed Basis Adjustments consist of the following:
Facility closures, severance and related costs		$14			$3
Loss on early extinguishment of debt		—			1
Release of translation adjustment from liquidation of entities		2			(21)
Reorganization items, net		—			1
Pre-tax		16			(16)
Adjustment to apply a Managed Basis effective tax rate		(13)			7
(Loss) earnings from discontinued operations, net of tax		3			(1)
Loss on sale of discontinued operations, net of tax		31			—
After-tax		$37			$(10)
Adjusted EBITDA consists of the following:
Operating income - GAAP			$24			$25
Facility closures, severance and related costs			14			3
Operating income - Managed Basis			38			28
Depreciation and amortization - Managed Basis			25			25
Non-cash stock-based compensation expense			2			10
Adjusted EBITDA			$65			$63

CHEMTURA CORPORATION

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Year ended December 31, 2013			Year ended December 31, 2012
	GAAP	Managed Basis Adjustments	Managed Basis	GAAP	Managed Basis Adjustments	Managed Basis
Net sales	$2,231	$—	$2,231	$2,196	$—	$2,196
Cost of goods sold	1,721	(21)	1,700	1,615	—	1,615
Gross profit	510	21	531	581	—	581
Gross profit %	23%		24%	26%		26%
Selling, general and administrative	229	—	229	245	—	245
Depreciation and amortization	101	(1)	100	100	—	100
Research and development	40	—	40	41	—	41
Facility closures, severance and related costs	42	(42)	—	11	(11)	—
Changes in estimates related to expected allowable claims	—	—	—	1	(1)	—
Equity loss	—	—	—	4	—	4
Operating income	98	64	162	179	12	191
Interest expense	(60)	—	(60)	(64)	—	(64)
Loss on early extinguishment of debt	(50)	50	—	(1)	1	—
Other income (expense), net	9	(13)	(4)	20	(21)	(1)
Reorganization items, net	(1)	1	—	(5)	5	—
(Loss) earnings from continuing operations before income taxes	(4)	102	98	129	(3)	126
Income tax expense	(18)	(12)	(30)	(26)	(9)	(35)
(Loss) earnings from continuing operations	(22)	90	68	103	(12)	91
Earnings (loss) from discontinued operations, net of tax	25	(25)	—	(3)	3	—
Loss on sale of discontinued operations, net of tax	(180)	180	—	—	—	—
Net (loss) earnings	(177)	245	68	100	(9)	91
Less: Net loss attributable to non-controlling interests	—	—	—	1	(1)	—
Net (loss) earnings attributable to Chemtura	$(177)	$245	$68	$101	$(10)	$91
Basic per share information - attributable to Chemtura:
(Loss) earnings from continuing operations, net of tax	$(0.23)		$0.70	$1.04		$0.93
Earnings (loss) from discontinued operations, net of tax	0.26		—	(0.02)		—
Loss on sale of discontinued operations, net of tax	(1.84)		—	—		—
Net (loss) earnings	$(1.81)		$0.70	$1.02		$0.93
Diluted per share information - attributable to Chemtura:
(Loss) earnings from continuing operations, net of tax	$(0.23)		$0.69	$1.04		$0.92
Earnings (loss) from discontinued operations, net of tax	0.26		—	(0.02)		—
Loss on sale of discontinued operations, net of tax	(1.84)		—	—		—
Net (loss) earnings	$(1.81)		$0.69	$1.02		$0.92
Weighted average shares outstanding - Basic	97.7		97.7	98.2		98.2
Weighted average shares outstanding - Diluted	97.7		99.0	98.8		98.8
Managed Basis Adjustments consist of the following:
Environmental reserves		$21			$—
UK pension benefit matter		(2)			—
Accelerated recognition of asset retirement obligation		2			—
Accelerated depreciation of property, plant and equipment		1			—
Facility closures, severance and related costs		42			11
Changes in estimates related to expected allowable claims		—			1
Loss on early extinguishment of debt		50			1
Reclass of translation adjustments from liquidation of entities		(13)			(21)
Reorganization items, net		1			5
Pre-tax		102			(3)
Adjustment to apply a Managed Basis effective tax rate		(12)			(9)
(Earnings) loss from discontinued operations, net of tax		(25)			3
Loss on sale of discontinued operations, net of tax		180			—
Non-controlling interests - Discontinued Operations		—			(1)
After-tax		$245			$(10)
Adjusted EBITDA consists of the following:
Operating income - GAAP			$98			$179
Environmental reserves			21			—
UK pension benefit matter			(2)			—
Accelerated recognition of asset retirement obligation			2			—
Accelerated depreciation of property, plant and equipment			1			—
Facility closures, severance and related costs			42			11
Changes in estimates related to expected allowable claims			—			1
Operating income - Managed Basis			162			191
Depreciation and amortization - Managed Basis			100			100
Non-cash stock-based compensation expense			13			22
Adjusted EBITDA			$275			$313

CHEMTURA CORPORATION

GAAP and Managed Basis Segment Net Sales and Operating Income (Unaudited)

(In millions of dollars)

	Quarter ended December 31, 2013			Quarter ended December 31, 2012
	GAAP Historical	Managed Basis Adjustments	Managed Basis	GAAP Historical	Managed Basis Adjustments	Managed Basis
NET SALES
Industrial Performance Products	$242	$—	$242	$214	$—	$214
Industrial Engineered Products	195	—	195	221	—	221
Chemtura AgroSolutions	107	—	107	98	—	98
Total net sales	$544	$—	$544	$533	$—	$533
OPERATING INCOME
Industrial Performance Products	$25	$—	$25	$20	$—	$20
Industrial Engineered Products	21	—	21	28	—	28
Chemtura AgroSolutions	19	—	19	11	—	11
Segment operating income	65	—	65	59	—	59
General corporate expense, including amortization	(27)	—	(27)	(31)	—	(31)
Facility closures, severance and related costs	(14)	14	—	(3)	3	—
Total operating income	$24	$14	$38	$25	$3	$28
Managed Basis Adjustments consist of the following:
Facility closures, severance and related costs		$14			$3

DEPRECIATION AND AMORTIZATION
Industrial Performance Products	$8	$—	$8	$7	$—	$7
Industrial Engineered Products	10	—	10	11	—	11
Chemtura AgroSolutions	3	—	3	3	—	3
General corporate expense	4	—	4	4	—	4
Total depreciation and amortization	$25	$—	$25	$25	$—	$25
NON-CASH STOCK-BASED COMPENSATION EXPENSE
Industrial Performance Products			$—			$1
Industrial Engineered Products			—			1
Chemtura AgroSolutions			—			—
General corporate expense			2			8
Total non-cash stock-based compensation expense			$2			$10
Adjusted EBITDA by Segment:
Industrial Performance Products			$33			$28
Industrial Engineered Products			31			40
Chemtura AgroSolutions			22			14
General corporate expense			(21)			(19)
Adjusted EBITDA			$65			$63

CHEMTURA CORPORATION

GAAP and Managed Basis Segment Net Sales and Operating Income (Unaudited)

(In millions of dollars)

	Year ended December 31, 2013			Year ended December 31, 2012
	GAAP Historical	Managed Basis Adjustments	Managed Basis	GAAP Historical	Managed Basis Adjustments	Managed Basis
NET SALES
Industrial Performance Products	$979	$—	$979	$891	$—	$891
Industrial Engineered Products	803	—	803	896	—	896
Chemtura AgroSolutions	449	—	449	409	—	409
Total net sales	$2,231	$—	$2,231	$2,196	$—	$2,196
OPERATING INCOME
Industrial Performance Products	$109	$2	$111	$102	$—	$102
Industrial Engineered Products	55	—	55	140	—	140
Chemtura AgroSolutions	88	—	88	65	—	65
Segment operating income	252	2	254	307	—	307
General corporate expense, including amortization	(112)	20	(92)	(116)	—	(116)
Facility closures, severance and related costs	(42)	42	—	(11)	11	—
Changes in estimates related to expected allowable claims	—	—	—	(1)	1	—
Total operating income	$98	$64	$162	$179	$12	$191
Managed Basis Adjustments consist of the following:
Environmental reserves		$21			$—
UK pension benefit matter		(2)			—
Accelerated recognition of asset retirement obligation		2			—
Accelerated depreciation of property, plant and equipment		1			—
Facility closures, severance and related costs		42			11
Changes in estimates related to expected allowable claims		—			1
		$64			$12
DEPRECIATION AND AMORTIZATION
Industrial Performance Products	$28	$—	$28	$25	$—	$25
Industrial Engineered Products	43	—	43	43	—	43
Chemtura AgroSolutions	12	—	12	13	—	13
General corporate expense	18	(1)	17	19	—	19
Total depreciation and amortization	$101	$(1)	$100	$100	$—	$100
NON-CASH STOCK-BASED COMPENSATION EXPENSE
Industrial Performance Products			$1			$2
Industrial Engineered Products			1			2
Chemtura AgroSolutions			1			1
General corporate expense			10			17
Total non-cash stock-based compensation expense			$13			$22
Adjusted EBITDA by Segment:
Industrial Performance Products			$140			$129
Industrial Engineered Products			99			185
Chemtura AgroSolutions			101			79
General corporate expense			(65)			(80)
Adjusted EBITDA			$275			$313